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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 333-65113, 333-84848, 333-96717 and 333-110553) on Forms S-8 of Cache, Inc. of our report dated March 15, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of Cache, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment"), appearing in this Annual Report on Form 10-K of Cache, Inc. and subsidiaries for the year ended December 30, 2006.

/s/ DELOITTE AND TOUCHE LLP
New York, New York
March 13, 2008

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM